SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A


                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934


                         CNL Retirement Properties, Inc.
             (Exact name of registrant as specified in its charter)

          Maryland                                     59-3491443
   (State of incorporation                          (I.R.S. Employer
      or organization)                                   Identification No.)

                             450 South Orange Avenue
                             Orlando, Florida 32801
          (Address of principal executive offices, including zip code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [X]


                Securities Act registration statement file
                    number to which this form relates:

                                 333-37480

                  Securities to be registered pursuant to
                         Section 12(b) of the Act:

       Title of each class                   Name of each exchange on which
       to be so registered:                  each class is to be registered:

               None                                  Not applicable

                     Securities to be registered pursuant to
                            Section 12(g) of the Act:

                          Common Stock, $.01 par value
                                (Title of class)


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Item 1.  Description of Registrant's Securities to be Registered.

         Information concerning the shares of common stock to be registered hereunder was filed with the Securities and Exchange Commission as part of Registration Statement No. 333-37480 and is incorporated herein by reference. See "Redemption of Shares," "Distribution Policy," and "Summary of the Articles of Incorporation and Bylaws" in the Prospectus.


Item 2.  Exhibits

         The following exhibits are included as part of this registration statement on Form 8-A:

                 1. CNL Health Care Properties, Inc. Amended and Restated Articles of Incorporation (Included as Exhibit 3.1 to Registrant's 1998 Report On Form 10-K filed with the Securities and Exchange Commission on March 5, 1999, and incorporated herein by reference.)

                 2.    CNL Health Care  Properties,  Inc.  Bylaws  (Included  as
                       Exhibit 3.2 to Registrant's 1998 Report on Form 10-K filed with the Securities and Exchange Commission on March 5, 1999, and incorporated herein by reference.)

                 3. CNL Health Care Properties, Inc. Articles of Amendment to Amended and Restated Articles of Incorporation dated June 27, 2000. (Included as Exhibit 3.3 to the Registrant's June 30, 2000, Report on Form 10-Q filed with the Securities and Exchange Commission on August 1, 2000, and incorporated herein by reference.)

                 4. Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Health Care Properties, Inc. dated August 24, 2000. (Included as Exhibit 3.5 to Registration Statement No. 333-37480 on Form S-11 and incorporated herein by reference.)

                 5. Amendment No. 1 to the Bylaws of CNL Health Care Properties, Inc. (Included as Exhibit 3.6 to Registration Statement No. 333-37480 on Form S-11 and incorporated herein by reference.)

                 6.    Reinvestment   Plan.   (Included   as   Exhibit   4.4  to
                       Registration Statement No. 333-37480 on Form S-11 and incorporated herein by reference.)

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized this 27th day of April 2001.


                                  CNL Retirement Properties, Inc.

                                  By:      JAMES M. SENEFF, JR.
                                           Chairman of the Board and
                                           Chief Executive Officer

                                           /s/ JAMES M. SENEFF, JR.
                                           -------------------------
                                           JAMES M. SENEFF, JR.